 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2024

BROADWAY FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39043	95-4547287
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4601 Wilshire Boulevard, Suite 150, Los Angeles, CA	90010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 634-1700

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share (including attached preferred stock purchase rights)	BYFC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 14, 2024, Broadway Financial Corporation (the “Company”), received a Staff Delisting Determination letter (the “Staff Determination”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that Nasdaq has initiated a process which could result in the delisting of the Company’s securities from Nasdaq as a result of the Company not being in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”), which requires listed companies to file in a timely manner all required periodic financial reports with the Securities and Exchange Commission (the “SEC”).

The Staff Determination was issued because the Company had not filed its Quarterly Report on Form 10-Q for the period ended September 30, 2023 (the “Q3 2023 Form 10-Q”), or its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Form 10-K”).  In light of materials submitted by the Company to Nasdaq on January 11, 2024 and May 1, 2024, the Nasdaq Staff granted the Company an exception until May 13, 2024, to regain compliance with the Listing Rule, but the Company did not meet the terms of this exception. The Company intends to appeal the Staff Determination before a Nasdaq Hearing Panel and seek a further stay of any suspension or delisting action pending the hearing process in accordance with the procedures set forth in the Staff Determination Letter.

By way of background and as previously disclosed, on November 16, 2023, the Company received a notice (the “November Notice”) from Nasdaq indicating that, as a result of not having filed the Q3 2023 Form 10-Qwith the SEC on time, the Company was not in compliance with the Listing Rule.  The November Notice indicated that under Nasdaq Listing Rules, the Company had 60 calendar days to submit a plan to regain compliance with the Listing Rule. Nasdaq accepted the Company’s plan and granted an exception of 180 calendar days from the filing date for the Form 10-Q to regain compliance.

Subsequently, on April 18, 2024, the Company received a notice (the “April Notice”) from the Listing Qualifications Department of Nasdaq advising the Company that due to the Company’s failure to timely file the 2023 Form 10-K with the SEC, the Company was not in compliance with the Listing Rule.

By way of additional background, on May 16, 2024, the Company filed a Notification of Late Filing on Form 12b-25 to disclose that the Company had been unable to file in a timely manner its Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 (the “Q1 2024 Form 10-Q").

As of the close of business on May 20, 2024, the Company had filed the Q3 2023 Form 10-Q and the 2023 Form 10-K, but had not yet filed the Q1 2024 Form 10-Q.  Following the filing of the Q3 2023 Form 10-Q and the 2023 Form 10-K, Nasdaq provided the Company with a letter stating that we had achieved compliance with the Listing Rule with respect to the Q3 2023 Form 10-Q and the 2023 Form 10-K.  The Company is working diligently to file the delinquent periodic report as soon as possible to regain full compliance with the Listing Rule.

Forward Looking Statement.

This report includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, including statements regarding the filing of our Q1 2024 Form 10-Q, our intention to appeal the Staff Determination, and the outcome of our appeal. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual outcomes to differ materially from the outcomes expressed or implied by this report. Such risks include, among others, the possibility of unanticipated delays that will prevent the filing of the Company’s SEC filings, the risk that the work necessary to complete the filings is greater than anticipated or may involve the resolution of additional issues identified during the review process, including the possibility that the ongoing evaluation may identify control deficiencies, misstatements, or other errors in the Company’s accounting practices, the outcome of the Company’s appeal of the Staff Determination, the risk that the Company may not respond adequately to further inquiries from Nasdaq relating to the appeal, and the risk that Nasdaq will not accept any plan to regain compliance and will delist the Company's common stock. All such factors are difficult to predict and may be beyond the Company’s control. The Company undertakes no obligation and does not intend to update or revise any forward-looking statements contained herein, except as required by law or regulation. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report.

Item 7.01	Regulation FD Disclosure

A press release dated May 20, 2024, disclosing the Company’s receipt of the Staff Determination referenced above, is attached hereto as Exhibit 99.1.

The information furnished in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release dated May 20, 2024

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWAY FINANCIAL CORPORATION

By:	/s/ Brenda J. Battey
Brenda J. Battey
Executive Vice President and Chief Financial Officer

Date: May 20, 2024